UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 8, 2022

FUTUREFUEL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-52577	20-3340900
(Commission File Number)	(IRS Employer Identification No.)

8235 Forsyth Blvd., Suite 400
St. Louis, Missouri 63105
(Address of Principal Executive Offices)

(314) 854-8352
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FF	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Succession

On July 8, 2022, Paul A. Novelly (“Tony Novelly”), Chairman and Chief Executive Officer of FutureFuel Corp. (the “Company”) advised the Board of Directors (the “Board”) of the Company that he will retire as Chief Executive Officer of the Company, effective July 31, 2022 with a view to facilitating an orderly plan of succession among the Company’s senior management. Tony Novelly will continue as Chairman of the Board.

The Board has named Thomas McKinlay as Chief Executive Officer of the Company, effective following Tony Novelly’s retirement. Mr. McKinlay (age 59) has served as the Company’s Chief Operating Officer since January 2017. Mr. McKinlay is a Chemical Engineer and business operations executive with over 30 years of global experience in the oil and gas industry including management of large-scale refining and trading operations; midstream assets; renewables production and trading; retail; contract negotiation; and mergers and acquisitions. Prior to joining the Company, Mr. McKinlay was the owner and president of Gilrita Consulting Limited, a U.K.-based independent downstream consultancy firm, for over two years. Prior to Gilrita Consulting Limited, Mr. McKinlay served as Executive Vice President of Murphy Oil Corporation for over three years, a position which incorporated the role of Managing Director of Murco Petroleum Limited, a U.K.-based oil refining company. Mr. McKinlay was employed for a total of approximately six years by Murphy Oil. Mr. McKinlay received a bachelor of science in chemical engineering (with honors) from the University of Strathclyde in Glasgow, UK in 1985.

There is no family relationship between Mr. McKinlay and any other director or executive officer of the Company. There are no transactions between the Company and Mr. McKinlay disclosable pursuant to Item 404(a) of Regulation S-K.

Mr. McKinlay’s compensation for his service with the Company will not immediately change in connection with his appointment as Chief Executive Officer.

Director Appointments

As previously disclosed, on May 18, 2021, Edwin A. Levy resigned from the Board, and on April 8, 2022, Jeffrey L. Schwartz resigned from the Board, leaving seven directors currently serving on the Board and two vacancies. On July 8, 2022, the Board affirmed the size of the Board as nine directors and appointed Paul Anthony Novelly, II (“P.A. Novelly”) and Ronald J. Kruszewski as directors to fill the two vacancies.

P.A. Novelly, 55, is Chief Executive Officer of Apex Holdings Co. and its subsidiary Apex Oil Company, Inc. (collectively, “Apex”), a privately held company based in St. Louis, Missouri, which together with its affiliates is engaged in trading, storage, marketing, and transportation of petroleum products, including liquid terminal facilities in the Midwest and Eastern United States, and towboat and barge operations on the inland waterway system. He also serves as a director of Apex Oil Company Charitable Foundation. P.A. Novelly has reported that, in various capacities, he may be deemed to share beneficial ownership of common stock representing 39.9% of the Company’s outstanding shares. P.A. Novelly is the son of Tony Novelly.

Ronald J. Kruszewski, 63, is Chairman of the Board and Chief Executive Officer of Stifel Financial Corp., a New York Stock Exchange-listed investment firm with multi-national operations. He joined Stifel as Chief Executive Officer in 1997 and was named Chairman in 2001. Mr. Kruszewski also is the current Chairman of the American Securities Association (ASA) and serves on the Board of Directors of the Securities Industry and Financial Markets Association (SIFMA). From 2014 to 2019, he served on the Federal Advisory Council of the Board of Directors of the Federal Reserve Bank of St. Louis. Additionally, he serves on the Board of Trustees of Saint Louis University and the U.S. Ski and Snowboard Team Foundation.

P.A. Novelly and Mr. Kruszewski were appointed to serve as directors pursuant to an understanding among the Board members in connection with planning for an orderly transition in the Company’s senior management, which included the succession by Mr. McKinlay as Chief Executive Officer following Tony Novelly’s retirement. Following their identification as candidates to join the Board, the Company’s Nominating/Corporate Governance Committee and the Board assessed the qualifications and value that P.A. Novelly and Mr. Kruszewski would bring to the Board and determined that each candidate had expertise and experience that would enhance the Board. In addition, the Board determined that Mr. Kruszewski is an independent director for purposes of the listing standards of the New York Stock Exchange and the rules of the U.S. Securities and Exchange Commission. There are no material plans, contracts or arrangements to which either P.A. Novelly or Mr. Kruszewski is a party or in which either participates in connection with either of their appointment as a director, nor any grant or award to either such person under any such plan, contract or arrangement. P.A. Novelly and Mr. Kruszewski will be eligible to be compensated in accordance with the Company’s director compensation policy for non-employee directors as most recently described in the Company’s proxy statement for its 2021 annual meeting of stockholders, filed with Securities and Exchange Commission on August 11, 2021, under the heading “Compensation of Directors.”

P.A. Novelly serves as: (1) the Chief Executive Officer and a principal beneficial owner of Apex; (2) a principal beneficial owner of Pinnacle Consulting, LLC (“Pinnacle”); (3) a director and a principal beneficial owner of World Point Terminals, Inc. and its subsidiary Center Point Terminal Company (collectively, “Center Point”); (4) a principal beneficial owner of Clark Oil Trading Company (“Clark”); and (5) a principal beneficial owner of Enjet, Inc. (“Enjet”).

The Company engages in a variety of transactions with Apex, including biodiesel renewable identification number sales and purchases, sales of B99 biodiesel and blended biodiesel, pipeline transactions (which ceased in March 2022), purchases of diesel, biodiesel blending, commodity trading advising and legal, travel and administrative services. In 2021, in connection with these transactions, the Company incurred approximately $81.1 million of gross expenses to Apex ($5.2 million, net) and recognized approximately $76.3 million of gross revenue from Apex ($0.8 million, net). In the first quarter of 2022, the Company incurred approximately $16.6 million in expenses to Apex and recognized approximately $15.4 million of revenue from Apex.

In 2021, the Company incurred approximately $120,000 of expenses to Pinnacle for tax and consulting services. The Company’s relationship with Pinnacle is ongoing and the Company expects to continue to pay Pinnacle for such services.

In 2021, the Company incurred approximately $164,000 of expenses to Center Point for leased oil storage. The Company’s relationship with Center Point is ongoing and the Company expects to continue to pay Center Point for such services.

In 2021, the Company recognized approximately $307,000 of revenue from Clark for sales of biodiesel bottoms and diisopropylbenzene residue bottoms. The Company’s relationship with Clark is ongoing and the Company expect to continue to receive payments from Clark for such sales.

In 2021, the Company incurred approximately $11.4 million of expenses to Enjet for natural gas purchases. The Company no longer purchases natural gas from Enjet.

There are no transactions between the Company and Mr. Kruszewski disclosable pursuant to Item 404(a) of Regulation S-K.

On July 11, 2022, the Company issued a press release disclosing the matters set forth above.

Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release dated July 11, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTUREFUEL CORP.

By:	/s/ Rose M. Sparks
Rose M. Sparks, Chief Financial Officer

Date: July 11, 2022